EXHIBIT 32.1

Statement of Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Donald E. Gibson, President and Chief Executive Officer of Greene County Bancorp, Inc. (the “Company”), certifies in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K/A for the year ended June 30, 2015 and that to the best of his knowledge:
1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company as of the dates and for the periods covered by the report.
This statement is authorized to be attached as an exhibit to the report so that this statement will accompany the report at such time as the report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 USC 1350.  It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Date: September 29, 2015	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer